EXHIBIT 99.1

Perceptron to Release Q3 Earnings and Hold Q3 Financial Update Call in Early June

PLYMOUTH, Mich., May 04, 2020 (GLOBE NEWSWIRE) -- Perceptron (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, announced its intention today to postpone the filing of its Form 10-Q and the issuance of its fiscal third quarter results and related conference call until early June 2020.  The delay is the result of operational disruptions to its normal processes resulting from the COVID-19 pandemic.  On March 25, 2020, the U.S. Securities and Exchange Commission issued an order granting public issuers impacted by COVID-19 an exemption from filing requirements due on or before July 1, 2020.  Perceptron intends to complete all necessary filings well before the revised deadline.

Throughout the pandemic, Perceptron has closely monitored and adjusted for the impact of COVID-19 on its global operations, customers and strategic sourcing partners.  Over the last eight weeks, first in China and then in Europe and the United States, the Company either closed or limited operations at its facilities due to local government mandates requiring citizens to shelter-in-place. During that period, Perceptron employees continued to operate remotely and in some cases, on site with customers where allowable.  In the coming weeks, the Company anticipates a gradual reopening of previously closed facilities and resuming full operational capacity at all its facilities, pending government approvals.

The Company believes that it currently has sufficient raw material and finished goods inventory to support customer demand and, to date, it has experienced minimal disruption to its supply chain.  As a result of a loan with TCF National Bank under the Small Business Administration’s Paycheck Protection Program in the principal amount $2.5 million (previously announced on April 16, 2020), utilization of an existing credit facility, and improved collection of customer receivables, the Company also believes it has sufficient cash to resume full operations when permitted.

Management looks forward to providing a full update to investors during its fiscal Q3 earnings call.

ABOUT PERCEPTRON

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron’s metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

SAFE HARBOR STATEMENT

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding the impact of COVID-19 virus pandemic on our business, results of operations, liquidity and financial condition.  When we use words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions, we are making forward-looking statements.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward- looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the impact of the COVID-19 virus pandemic on our business and the world economy, the regulatory response to the COVID-19 pandemic and  the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those discussed above or listed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for fiscal 2019 and of our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019 and our Current Report on Form 8-K dated May 4, 2020.  Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

CONTACT

Mr. Noel Ryan, IRC
investors@perceptron.com